FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

This First Amendment to the Fund Participation Agreement (the “Amendment”) is dated March 8, 2016 and is entered into by and among Great-West Life & Annuity Insurance Company (“GWL&A”), a Colorado life insurance company, Great-West Life & Annuity Insurance Company of New York (“GWL&ANY”), a New York life insurance company (“GWL&ANY”), ALPS Variable Investment Trust (the “Fund”), a trust organized under the laws of Delaware; ALPS Advisors, Inc. (the “Adviser”), a corporation organized under the laws of Colorado, and ALPS Portfolio Solutions Distributor, Inc. (the “Distributor”), a corporation organized under the laws of Colorado.

WHEREAS, GWL&A, GWL&ANY, the Trust, the Adviser and the Distributor previously entered into a Fund Participation Agreement dated December 17, 2014 (the “Agreement”); and

WHEREAS, GWL&A, GWL&ANY, the Trust, the Adviser and the Distributor wish to amend the Agreement in order to (i) amend Schedule A and Schedule D of the Agreement and (ii) incorporate certain other changes to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         Schedule A of the Agreement is hereby deleted and replaced in its entirety with the new Schedule A attached hereto and made a part hereof.

2.         Schedule D of the Agreement is hereby deleted and replaced in its entirety with the new Schedule D attached hereto and made a part hereof.

3.         Sections 5.2 is hereby deleted and replaced in its entirety with the following disclosure:

5.2.      The Fund will pay no fee or other compensation to an Insurance Party under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Insurance Parties or any distributor for the Contracts in an amount agreed to between the Adviser and the Insurance Parties and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Insurance Parties on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Insurance Parties utilizing an omnibus relationship and

(3) for Class I and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Insurance Parties out of the Fund’s own assets pursuant to the terms of its Shareholder Service Plan for administrative services. Notwithstanding the foregoing, each Insurance Party acknowledges that any compensation to be paid to an Insurance Party by the Distributor with respect to (2) and (3) of this Section 5.2 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to the Insurance Parties will be reduced accordingly.

4.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning given to them in the Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment to be executed on its behalf by its duly authorized representatives, to be effective as of the date previously specified.

GREAT-WEST LIFE & ANNUITY
INSURANCE COMPANY	GREAT-WEST & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	By:
Name:	Name:
Title:	Title:

ALPS VARIABLE INVESTMENT TRUST	ALPS ADVISORS, INC.

By:	By:
Name:	Name:
Title:	Title:

ALPS PORTFOLIO SOLUTIONS
DISTRIBUTOR, INC.

By:
Name:
Title:

SCHEDULE A

DESIGNATED PORTFOLIOS

ALPS VARIABLE INVESTMENT TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)

Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)

ALPS | Alerian Energy Infrastructure Portfolio (Class I/Class III)

ALPS | Stadion Tactical Defensive Portfolio (Class I/Class III)

ALPS | Red Rocks Listed Private Equity Portfolio (Class I/Class III)

ALPS | Stadion Tactical Growth Portfolio (Class I/Class III)

SCHEDULE D

SERVICES

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Service Fee	Total Eligible Fees
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
ALPS | Alerian Energy Infrastructure Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Defensive Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Growth Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in this Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

FOR THE IBBOTSON PORTFOLIOS ONLY: Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day. The foregoing revenue sharing payments will be made solely in connection with assets attributable to shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.

FOR THE NON-IBBOTSON PORTFOLIOS ONLY (ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Tactical Defensive Portfolio, and ALPS | Stadion Tactical Growth Portfolio Only)

ALPS Advisors, Inc. agrees to pay the Insurance Parties an annual fee of 0.10% (10 basis points) payable quarterly on total assets attributable to Shares of the Designated Portfolios held by the Accounts. Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.